FIRST STATE INVESTMENTS (US) LLC
SECOND AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT, dated as of the last date on the signature block to the Distribution Agreement dated as of March 31st, 2020, (the “Agreement”), is entered into by and between the ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”), FIRST SENTIER INVESTORS (US) LLC, (formerly known as FIRST STATE INVESTMENTS (US) LLC), a Delaware limited liability company and the investment adviser to the Trust the (“Advisor”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor").

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust desires to add funds to its series, and intend to modify the name of existing series; and

WHEREAS, the Adviser was formally renamed as FIRST SENTIER INVESTORS (US) LLC effective September 22nd, 2020;

WHEREAS, Section 11.B of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

The following funds are added to Amended Exhibit A:
Stewart Investors Worldwide Leaders Sustainability Fund (effective 5/28/2021)

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ADVISORS SERIES TRUST	QUASAR DISTRIBUTORS LLC

By: ______________________________	By: ______________________________
Printed Name: Jeffrey T. Rauman	Printed Name: Mark Fairbanks
Title: President	Title: Vice President
Date:____________________________	Date:____________________________

FIRST SENTIER INVESTORS (US) LLC

By: ______________________________
Printed Name
Title:
Date:____________________________

Amended Exhibit A to the Distribution Agreement – First Sentier

Fund Names

Separate Series of Advisors Series Trust

Name of Series
First Sentier Global Listed Infrastructure Fund Class I
First Sentier American Listed Infrastructure Fund Class I (effective 10/30/2020)
Stewart Investors Worldwide Leaders Sustainability Fund (effective 5/28/2021)